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                                                                   EXHIBIT 10.38


                             STOCK OPTION AGREEMENT

         This STOCK OPTION AGREEMENT (this "Option Agreement") is entered into as of this 11th day of December, 1997 between GS INDUSTRIES, INC., a Delaware corporation (the "Company"), and MARK G. ESSIG (the "Optionee").

         WHEREAS, the Company has adopted the GS Industries, Inc. 1997 Stock Option Plan (the "Plan"), the terms and conditions of which are incorporated herein by reference, and pursuant to which the Company may, from time to time, make awards of Options (as defined below) and enter into Option Agreements with eligible employees of the Company; and

         WHEREAS, pursuant to the Plan, the Company has determined to grant to the Optionee an Option to purchase Common Stock (as defined below) of the Company, which Option shall be subject to the terms and conditions of this Option Agreement; and

         WHEREAS, a copy of such Plan has been delivered to the undersigned Optionee.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

         1. DEFINITIONS. For purposes of this Option Agreement, the following terms shall have the meanings indicated (all other capitalized terms used in this Option Agreement but not defined herein shall have the meaning assigned to such terms in the Plan):

                  (a) "Committee" shall mean the Compensation Committee of the Board of Directors of the Company, or, in the event no such Committee exists or is appointed, then the Board of Directors of the Company.

                  (b) "Common Stock" means the common stock of the Company, par value $.01 per share.

                  (c) "Executive Option Shares" shall have the meaning provided in paragraph 2 below.

                  (d) "Exercise Date" shall mean the business day, during the Option Period, upon which the Option is exercised pursuant to the Plan.

                  (e) "Exercise Option Price" shall have the meaning provided in paragraph 2 below.

                  (f) "Fair Market Value" shall mean:

                           (i) if shares of Common Stock are traded on an
                  established United States national stock exchange or in the United States over-the-counter market with prices reported on the NASDAQ, the average of the highest and lowest sales prices for


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                  shares of Common Stock on the relevant date (or, if there were no sales of shares of Common Stock on such date, the weighted average of the mean between the highest and lowest sale prices for shares of Common Stock on the nearest preceding trading day on which there were sales of shares of Common Stock); and

                           (ii) if shares of Common Stock are not traded as
                  described in clause (i), the fair market value of shares of Common Stock on the relevant date, as determined in good faith by the Committee.

                  (g) "Option" shall mean the option to purchase shares of Common Stock granted to the Optionee pursuant to this Option Agreement.

                  (h) "Option Agreement" shall mean this Stock Option Agreement between the Company and the undersigned Optionee.

                  (i) "Option Period" shall have the meaning provided in paragraph 3(b) below.

                  (j) "Plan" shall mean the GS Industries, Inc. 1997 Stock Option Plan and any amendments thereto.

         2. GRANT OF OPTION. Effective on the Commencement Date of the Employment Agreement between Company and Optionee of even date herewith, and subject to the terms and conditions set forth herein, the Company hereby grants to the Optionee the Option to purchase from the Company, at an exercise price of $7.00 per share (the "Exercise Option Price"), up to but not exceeding in the aggregate four hundred fifty thousand (450,000) shares of Common Stock (the "Executive Option Shares").

         3. EXERCISABILITY.

                  (a) On the last day of each calendar quarter, beginning with the quarter ending March 31, 1998, the Option will have vested and become exercisable with respect to five percent (5%) of the Executive Option Shares if the Optionee is employed by the Company or a Subsidiary on such date; provided, however, that upon the occurrence of an Acceleration Event (as defined in the Plan) during the Option Period (as defined below), all of the Executive Option Shares will vest and become exercisable.

                  (b) The Option will commence on the date hereof and will expire on the earlier of December 31, 2007 or the date of the termination of Optionee's employment with the Company or a Subsidiary for any reason other than death or Disability (the "Option Period"); provided, however, that the Optionee will have until the tenth anniversary of the date of this Option Agreement to exercise the Option with respect to the Executive Option Shares as to which the Option has vested pursuant to paragraph 3(a) above during the Option Period.



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                  (c) Unless otherwise provided herein, the Option may be
         exercised by the Optionee only in accordance with the terms and conditions of the Plan.

                  (d) The Exercise Option Price upon the exercise of the Option shall be payable to the Company in full either (i) in cash or its equivalent, or (ii) by tendering previously acquired shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Option Price (provided that the shares of Common Stock so tendered shall have been held by the Optionee for at least six months prior to such tender), in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof, or (iii) by a combination of (i) and (ii).

                  (e) The Committee, in its sole discretion, also may, where applicable, allow the Optionee to make cashless exercises as permitted under Federal Reserve Board Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the purpose of this Option Agreement, the Plan and applicable law.

                  (f) Within 15 days after the Exercise Date, subject to the receipt of payment of the Exercise Option Price and of any payment in cash of federal, state or local income tax withholding or other employment tax that may be due upon the issuance of the Executive Option Shares as determined and computed by the Company pursuant to paragraph 4 below, the Company shall issue to the Optionee the number of shares of Common Stock with respect to which such Option shall be so exercised and shall deliver to the Optionee a certificate or certificates therefor.

                  (g) The Option is personal to the Optionee and is not transferable by the Optionee except to a Permitted Transferee (as defined in the Plan). Only the Optionee or a Permitted Transferee is entitled to exercise the Option, except as permitted by the Plan.

                  (h) The Company will not be required (i) to transfer on its books any Executive Option Shares which have been sold or transferred in violation of any of the provisions set forth in this Option Agreement, or (ii) to treat as owner of such shares, to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares have been transferred in violation of this Option Agreement.

         4. PAYMENT OF WITHHOLDING TAXES. Upon the Optionee's exercise of his Option with respect to any of the Executive Option Shares in accordance with the provisions of paragraph 3 above, the Optionee shall pay to the Company upon exercise of the Option, in addition to the Exercise Option Price, the amount of any federal, state or local income tax withholding or other employment tax that may be due upon such exercise. The determination of the amount of any such federal, state or local income tax withholding or other employment tax due in such event shall be made by the Company and shall be binding upon the Optionee.



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         5. SECURITIES LAWS RESTRICTIONS. The Optionee hereby represents that when the Optionee exercises the Option he will be purchasing Executive Option Shares for the Optionee's own account and not on behalf of others. The Optionee understands and acknowledges that federal and state securities laws govern and restrict the Optionee's right to offer, sell or otherwise dispose of any Executive Option Shares unless the Optionee's offer, sale or other disposition thereof is registered under the 1933 Act and state securities laws or, in the opinion of the Company's counsel, such offer, sale or other disposition is exempt from registration thereunder. The Optionee agrees that he will not offer, sell or otherwise dispose of any Executive Option Shares in any manner which would: (i) require the Company to file any registration statement (or similar filing under state law) with the Securities and Exchange Commission or to amend or supplement any such filing or (ii) violate or cause the Company to violate the 1933 Act, the rules and regulations promulgated thereunder or any other state or federal law. The Optionee further understands that the certificates for any Executive Option Shares the Optionee purchases will bear the legend set forth in the Plan or such other legends as the Company deems necessary or desirable in connection with the 1933 Act or other rules, regulations or laws.

         6. RESOLUTION OF DISPUTES. Any dispute or disagreement that arises under, or as a result of, or pursuant to, this Option Agreement shall be determined by the Committee in its absolute and uncontrolled discretion, and any such determination or other determination by the Committee under or pursuant to this Option Agreement, and any interpretation by the Committee of the terms of this Option Agreement, shall be final, binding and conclusive on all parties affected thereby.

         7. MISCELLANEOUS PROVISIONS.

                  (a) Notices. Any notice provided for in this Option Agreement must be in writing and must be personally delivered, received by certified mail, return receipt requested, or sent by guaranteed overnight delivery service, to the Investors (as defined in the Plan) at the addresses indicated in the Company's records and to the other recipients at the address indicated below:

                  To the Company:

                  GS Industries, Inc.
                  1901 Roxborough Road
                  Charlotte, North Carolina 28211
                  Attention:  Chief Financial Officer
                  To Optionee:

                  Mark G. Essig
                  11420 Grandstone Lane
                  Cincinnati, Ohio 45249



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                  With a copy to:

                  William H. Schorling
                  Klett, Lieber, Rooney & Schorling
                  28th Floor
                  One Logan Square
                  Philadelphia, Pennsylvania 19103

         or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Option Agreement will be deemed to have been given when so delivered or mailed.

                  (b) Severability. Whenever possible, each provision of this Option Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Option Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Option Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (c) Complete Agreement. This Option Agreement (including the Plan which is incorporated herein) embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  (d) Counterparts. This Option Agreement may be executed in separate counterparts, each of which will be deemed to be an original and all of which taken together will constitute one and the same agreement.

                  (e) Successors and Assigns. This Option Agreement is intended to bind and inure to the benefit of and be enforceable by the Optionee, the Company, the Investors and their respective successors and assigns; provided, however, that the Optionee may not assign any of his rights or obligations, except as expressly provided by the terms of this Option Agreement.

                  (f) Governing Law. All issues concerning the enforceability, validity and binding effect of this Option Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.



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                  (g) Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Option Agreement and that any party hereto will have the right to injunctive relief, in addition to all of its other rights and remedies at law or in equity, to enforce the provisions of this Option Agreement.

                  (h) Third Party Beneficiaries. The parties hereto acknowledge and agree that the Investors are third party beneficiaries of this Option Agreement. This Option Agreement will inure to the benefit of and be enforceable by the Investors and their respective successors and assigns.









                      [SIGNATURES APPEAR ON FOLLOWING PAGE]


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         IN WITNESS WHEREOF, the parties have executed this Option Agreement as of the day and year first above written.

                                      GS INDUSTRIES, INC.


                                      By:    /s/ Roger Regelbrugge
                                             ----------------------------
                                      Title: Chairman
                                             ----------------------------



                                      /s/ Mark G. Essig
                                      -----------------------------------
                                      Mark G. Essig


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